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                                                                    EXHIBIT 11.1

                              BROADWAY STORES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)


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

                                                       THIRTEEN WEEKS ENDED                  THIRTY-NINE WEEKS ENDED
                                                  ------------------------------          -----------------------------
                                                  October 29,         October 30,         October 29,         October 30,
                                                     1994                 1993               1994                 1993
                                                  ----------          ----------          ----------          ----------
Net loss used to compute earnings
  per common share.........................       $ (18,410)          $ (25,085)          $ (49,305)          $ (77,914)
                                                  ----------          ----------          ----------          ----------
                                                  ----------          ----------          ----------          ----------

Weighted average number of common shares
  outstanding during this period (1)                 46,896              46,676              46,862              39,964
                                                  ----------          ----------          ----------          ----------
                                                  ----------          ----------          ----------          ----------

Loss per common share........................     $   (.39)           $    (.54)          $   (1.05)          $   (1.95)
                                                  ----------          ----------          ----------          ----------
                                                  ----------          ----------          ----------          ----------

(1)  The weighted average number of shares outstanding reflects all shares of Common Stock expected to be issued in accor-
     dance with the POR as if they had been issued on the Emergence Date.
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